Exhibit 99.1

Fidelity National Financial, Inc. Reports First Quarter 2010 EPS of $0.07
Jacksonville, Fla. — (April 21, 2010) — Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance, mortgage services, specialty insurance, claims management services and information services, today reported operating results for the three-month period ended March 31, 2010.

	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009
Total revenue	$1.21 billion	$1.35 billion
Net earnings (loss) attributable to common shareholders	$16.5 million	($12.4 million)
Net earnings (loss) per diluted share attributable to common shareholders	$0.07	($0.06)
Cash flow from (used in) operations	($88.1 million)	$128.3 million
     The following are summary financial and operational results for the operating segments of FNF for the three-month periods ended March 31, 2010 and 2009:
     Fidelity National Title Group (“FNT”)

	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009
Total revenue	$1.07 billion	$1.26 billion
Pre-tax earnings	$22.9 million	$7.3 million
Pre-tax margin	2.2%	0.6%

Month	Direct Orders Opened	Direct Orders Closed
January 2010	146,900	104,300
February 2010	161,900	101,000
March 2010	202,300	127,200

First Quarter 2010	511,100	332,500

Month	Direct Orders Opened	Direct Orders Closed
January 2009	279,700	120,500
February 2009	206,400	141,900
March 2009	260,300	166,200

First Quarter 2009	746,400	428,600

	Open	Closed	Commercial
	Commercial	Commercial	Revenue	Commercial
	Orders	Orders	(In thousands)	Fee PerFile
1st Quarter 2010	17,200	9,800	$48,000	$4,900
1st Quarter 2009	18,700	9,800	$45,300	$4,600
     • The preceding table only includes commercial activity from FNF’s commercial offices in the national commercial division and does not attempt to capture potential commercial activity in our local offices.
     Specialty Insurance

	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009
Total revenue	$89.3 million	$86.8 million
Pre-tax earnings	$6.2 million	$13.2 million
Pre-tax margin	7.0%	15.2%
     “This quarter was a typical seasonally impacted beginning to the year, as we started slow in January coming out of the holiday season and built momentum as we made our way into the month of March,” said Chairman William P. Foley, II. “Open order counts were relatively stable during the quarter, after the first two weeks of January, as we averaged between 8,500 and 8,800 open orders per day from the second half of January through March. Closed order counts were seasonally soft during the first quarter and were further impacted by new RESPA closing requirements. We also continued to aggressively manage our cost structure in the first quarter, eliminating nearly 600 additional positions during those three months. The two and a half months of consistent open order activity, the first quarter seasonal delay in order closings and the continued cost reductions should allow us to produce stronger results in the title business during the second quarter.”
     “We realized a significant gain from one distressed debt investment in our portfolio, MSX International. We originally purchased the bonds during the first half of 2009 for a total purchase price of approximately $22 million. In early March, we sold those bonds for total net proceeds of approximately $48 million, a pre-tax gain of $26 million.”
     During March, we amended and extended our existing credit facility, decreasing the total size of the facility from $1.1 billion to approximately $951 million and pushing the maturity date on a $925 million tranche out to March 2013. We had one lender who declined to extend and thus still have a $26.25 million tranche that matures in October 2011. Pricing on the $925 million tranche was increased to LIBOR +150 basis points, at our current ratings, while the $26.25 million tranche pricing remained LIBOR +47.5 basis points. This amendment and extension enhances our longer-term liquidity profile and continues our strategy of conservatively managing our balance sheet and liquidity position during these uncertain times, as our debt to total capital ratio ended the quarter at approximately 21%.”
     Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, mortgage services, specialty insurance, claims management services and information services. FNF is the nation’s largest title insurance company through its title insurance underwriters — Fidelity National Title, Chicago Title, Commonwealth Land Title, Lawyers Title, Ticor Title, Security Union Title and Alamo Title — that collectively issue more title insurance policies than any other title company in the United States. FNF also provides flood insurance, personal lines insurance and home warranty insurance through its specialty insurance business. FNF also is a leading provider of outsourced claims management services to large corporate and public sector entities through its minority-owned subsidiary, Sedgwick CMS. FNF is also a leading information services company in the human resource, retail and transportation markets through another minority-owned subsidiary, Ceridian Corporation. More information about FNF can be found at www.fnf.com.
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on operating subsidiaries as a source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.
SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY OF EARNINGS
(In thousands, except per share amounts and order information)

	Three months ended
	March 31,
	2010	2009
	(Unaudited)
Direct title premiums	$281,413	$333,588
Agency title premiums	483,787	575,690

Total title premiums	765,200	909,278
Escrow, title-related and other fees	294,529	322,806

Total title and escrow	1,059,729	1,232,084

Specialty insurance	86,308	83,384
Interest and investment income	38,781	36,773
Realized gains and losses	28,635	(5,719)

Total revenue	1,213,453	1,346,522

Personnel costs	370,663	421,185
Other operating expenses	299,003	326,586
Agent commissions	384,425	461,518
Depreciation and amortization	23,041	30,970
Claim loss expense	86,310	95,611
Interest expense	7,101	11,771

Total expenses	1,170,543	1,347,641

Earnings (loss) from continuing operations before income taxes	42,910	(1,119)
Income tax expense (benefit)	13,302	(512)

Earnings (loss) from continuing operations before equity investments	29,608	(607)

Loss from equity investments	(10,694)	(12,130)

Net earnings (loss) from continuing operations	18,914	(12,737)
Earnings from discontinued operations, net of tax	—	319

Net earnings (loss)	18,914	(12,418)
Non-controlling interests	2,386	(20)

Net earnings (loss) attributable to common shareholders	$16,528	($12,398)

Earnings per share — basic and diluted:
Net earnings (loss) from continuing operations and attributable to common shareholders	$0.07	($0.06)

Weighted average shares — basic	227,519	213,184

Weighted average shares — diluted	230,294	213,184

Direct operations orders opened	511,100	746,400
Direct operations orders closed	332,500	428,600
Fee per file	$1,339	$1,166
Actual title claims paid	$95,547	$56,232

FIDELITY NATIONAL FINANCIAL, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

Three Months Ended			Specialty	Corporate
March 31, 2010	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$1,146,037	$1,028,344	$86,308	$31,385

Interest and investment income	38,781	34,208	2,887	1,686
Realized gains and losses	28,635	2,685	139	25,811

Total revenue	1,213,453	1,065,237	89,334	58,882

Personnel costs	370,663	344,344	11,796	14,523
Other operating expenses	299,003	240,162	35,955	22,886
Agent commissions	384,425	384,425	—	—
Depreciation and amortization	23,041	21,175	1,112	754
Claim loss expense	86,310	52,062	34,248	—
Interest expense	7,101	120	1	6,980

Total expenses	1,170,543	1,042,288	83,112	45,143

Pretax earnings from continuing operations	42,910	22,949	6,222	13,739

Pretax margin	3.5%	2.2%	7.0%	23.3%

Open orders	511,100	511,100	—	—
Closed orders	332,500	332,500	—	—

Three Months Ended			Specialty	Corporate
March 31, 2009	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$1,315,468	$1,226,767	$83,384	$5,317

Interest and investment income	36,773	33,733	3,154	(114)
Realized gains and losses	(5,719)	(4,412)	290	(1,597)

Total revenue	1,346,522	1,256,088	86,828	3,606

Personnel costs	421,185	404,385	11,912	4,888
Other operating expenses	326,586	284,760	32,973	8,853
Agent commissions	461,518	461,518	—	—
Depreciation and amortization	30,970	29,238	1,291	441
Claim loss expense	95,611	68,196	27,415	—
Interest expense	11,771	699	18	11,054

Total expenses	1,347,641	1,248,796	73,609	25,236

Pretax earnings from continuing operations	(1,119)	7,292	13,219	(21,630)

Pretax margin	N/A	0.6%	15.2%	—

Open orders	746,400	746,400	—	—
Closed orders	428,600	428,600	—	—

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In thousands, except per share amounts)

	March 31,	December 31,
	2010	2009
	(Unaudited)
Cash and investment portfolio	$4,778,214	$4,887,411
Goodwill	1,442,382	1,455,237
Title plant	405,499	407,495
Total assets	7,793,404	7,934,310
Notes payable	861,667	861,878
Reserve for claim losses	2,499,038	2,541,420
Secured trust deposits	409,954	373,339
Total equity	3,321,850	3,344,827
Book value per share	$14.46	$14.53
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